                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  SOLICITING MATERIAL PURSUANT TO SECTION 14(a)
             OF THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No. )

                  Filed by the Registrant |X|

                  Filed by a Party other than the Registrant |_|

                  Check the appropriate box:

                  |_| Preliminary Consent Statement
                  |_| Confidential, for Use of the Commission only
                      (as permitted by Rule 14a-6(e)(2))
                  |_| Definitive Consent Statement
                  |_| Definitive Additional Materials
                  |X| Soliciting Material
                  Pursuant to ss.240.14a-11(c) or Rule 14a-12

                              BIONX IMPLANTS, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


   __________________________________________________________________________
   (Name of Person(s) Filing Consent Statement, if other than the Registrant)

                  Payment of Filing Fee (Check the appropriate box):

                  |X| No fee required.

                  |_| Fee computed on table below per Exchange Act Rules
                      14a-6(i)(4) and 0-11.

                      (1) Title of each class of securities to which transaction applies:

                          ______________________________________________________
                      (2) Aggregate number of securities to which transaction
                          applies:

                          ______________________________________________________
                      (3) Per unit price or other underlying value of
                          transaction computed pursuant to Exchange Act
                          Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                          ______________________________________________________
                      (4) Proposed maximum aggregate value of transaction:

                          ______________________________________________________
                      (5) Total fee paid:

                          ______________________________________________________


                  |_| Fee paid previously with preliminary materials.

                  |_| Check box if any part of the fee is offset as provided by
                      Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                      (1) Amount Previously Paid:

                          ______________________________________________________
                      (2) Form, Schedule or Registration Statement No.:

                          ______________________________________________________
                      (3) Filing Party:

                          ______________________________________________________
                      (4) Date Filed:



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[GRAPHIC OMITTED]                                        NEWS RELEASE

                                          Contacts:
                                          CONMED Corporation
                                          Robert D. Shallish, Jr.
                                          Chief Financial Officer
                                          315-624-3206

                                          Bionx Implants, Inc.
                                          Drew Karazin
                                          Chief Financial Officer
                                          215-643-5000

                                          FD Morgen-Walke
                                          Investors: Lauren Levine/Lanie Fladell
                                          Media: Sean Leous
                                          212-850-5600

For Release: 7:00 AM (Eastern) - January 13, 2003

                 CONMED Agrees to Purchase Bionx Implants, Inc.
 - Addition of Bionx Will Broaden CONMED's Strong Sports Medicine Product Line -

Utica, New York and Blue Bell, Pennsylvania, January 13, 2003 ------ CONMED Corporation (Nasdaq: CNMD) and Bionx Implants, Inc. (Nasdaq: BINX) announced today that they have entered into an agreement for CONMED to acquire Bionx in a cash transaction valuing Bionx at $4.35 per share. CONMED expects that the total purchase price of approximately $48 million will be financed from CONMED's $100 million revolving credit facility.

Consummation of the merger is subject to certain conditions, including approval of Bionx's shareholders. Under the terms of the merger agreement, Bionx will schedule a shareholder meeting in the near future to seek shareholder approval of the merger. The transaction has been unanimously approved by Bionx's Board of Directors. Shareholders with shares representing 51% of the outstanding stock of Bionx have irrevocably agreed to vote in favor of the merger. CONMED expects to complete the merger in the next four months, at which time Bionx will become a wholly-owned subsidiary of CONMED.

Based in Blue Bell, Pennsylvania, Bionx develops and manufactures self-reinforced, resorbable polymer implants including screws, pins, and meniscal implants for use in a variety of orthopedic applications including sports medicine and fracture fixation. In 2001, Bionx recorded revenues of $18.9 million. For the nine months ended September 30, 2002, Bionx's revenues were $13.6 million.





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Bionx is best known for its Meniscus Arrow(TM) bioabsorable implant for repair of tears of the meniscus in the knee. In addition, Bionx has introduced in the last three years 10 new products to enhance its sports medicine product offerings, including implants for the repair of knee and shoulder injuries. CONMED anticipates additional annualized revenues from Bionx to approximate $18
- $20 million, although the impact during 2003 will depend on the when the merger is completed.

CONMED expects to incur certain non-recurring charges associated with the integration of the Bionx business, including non-cash charges relative to the valuation of the Bionx opening balance sheet. In addition, CONMED expects that the cost of goods sold for Bionx sales immediately subsequent to the acquisition will be higher than present as a result of the increased valuation of opening inventory for purchase accounting purposes. After this initial inventory is sold, Bionx product margins should return to their historic 70% level. Absent these one-time charges, the Bionx business is expected to be neutral to the net income of CONMED in 2003 and accretive thereafter.

Mr. Joseph J. Corasanti, President and COO of CONMED said, "We are extremely pleased to have an agreement to make the Bionx business part of CONMED. In 2002, our procedure-specific products for sports medicine exceeded $50 million of our $453 million in total sales. The addition of the Bionx sports medicine and trauma products will provide us with increased product depth. Bionx also brings important research and development capability in self-reinforced polymers. We plan to continue this research at the Bionx facilities in Pennsylvania and Tampere, Finland. Manufacturing of the Bionx products will also continue in Tampere."

Mr. Gerard S. Carlozzi, President and CEO of Bionx said, "The Bionx products will fit well with CONMED's sports medicine business. The combination of the Bionx product portfolio, along with CONMED's product offerings in procedural specific products for sports medicine will enhance the Company's ability to reach a greater number of customers. I look forward to working with CONMED and to making the transition a smooth one."

CONMED is a medical technology company specializing in instruments, implants, and video equipment for arthroscopic sports medicine, and powered surgical instruments, such as drills and saws, for orthopedic, ENT, neuro-surgery, and other surgical specialties. CONMED is also a leading developer, manufacturer and supplier of RF electrosurgery systems used routinely to cut and cauterize tissue in nearly all types of surgical procedures worldwide, and endoscopy products such as trocars, clip appliers, scissors, and surgical staplers. CONMED offers integrated operating room design and intensive care unit service managers. CONMED also manufactures and sells a full line of ECG electrodes for heart monitoring and other patient care products. Headquartered in Utica, New York, CONMED's 2,500 employees distribute its products worldwide from ten manufacturing locations.





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FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to CONMED's and Bionx's performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties which could cause actual results, performance or trends, including the above mentioned anticipated revenues and earnings, to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. CONMED and Bionx believe that all forward-looking statements made by them have a reasonable basis, but there can be no assurance that managements' expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the impact of the Bionx merger on CONMED's net income in 2003 and thereafter, (ii) the one-time charges to be recorded by CONMED in connection with the Bionx merger, (iii) the failure of any one or more of the assumptions stated above, to prove to be correct; (iv) the risks relating to forward-looking statements discussed in CONMED's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and the Prospectus dated May 22, 2002;
(v) cyclical purchasing patterns from customers, end-users and dealers; (vi) timely release of new products, and acceptance of such new products by the market; (vii) the introduction of new products by competitors and other competitive responses; (viii) the possibility that any new acquisition or other transaction may require CONMED to reconsider its financial assumptions and goals/targets; (ix) CONMED's ability to devise and execute strategies to respond to market conditions; (x) Bionx's ability to implement previously announced initiatives; (xi) the timing and effect of regulatory responses to Bionx and/or
(xii) the risks and uncertainties disclosed in Bionx's Annual Report on form 10-K for the year ended December 31, 2001, as filed with the Securities and Exchange Commission.

ADDITIONAL INFORMATION

The proposed transaction will be submitted to Bionx's stockholders for their consideration. Bionx will file a proxy statement and other relevant documents concerning the proposed transaction with the SEC. STOCKHOLDERS OF BIONX ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain a free copy of the Bionx proxy statement, as well as other filings containing information about Bionx, at the SEC's Internet site (http://www.sec.gov). Copies of the proxy statement can be obtained, without charge, by directing a request to Bionx, Investor Relations, 1777 Gwynedd Hall, Suite 400, Blue Bell, Pennsylvania 19422 (215-643-5000).

Bionx and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Bionx in connection with the merger. Information about the directors and executive officers of Bionx and their ownership of Bionx common stock is set forth in the proxy statement on
Schedule 14A for Bionx's 2002 annual meeting of stockholders, as filed with the SEC on November 8, 2002 and amended on November 22, 2002.

CONMED may be deemed to be a participant in the solicitation of proxies from the stockholders of Bionx in connection with the merger. By virtue of the voting agreements it has entered into with certain Bionx stockholders, CONMED may be deemed to share with such stockholders the power to vote shares of common stock representing approximately 51% of the total outstanding common stock of Bionx. Additional information about CONMED's ownership of Bionx common stock may be obtained by reading CONMED's statement of beneficial ownership on Schedule 13D, to be filed with the SEC, when it becomes available.

Additional information regarding participants in the proxy solicitation may be obtained by reading the proxy statement regarding the proposed transaction when it becomes available.

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